Exhibit 10.1

Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
215.243.9000 | rait.com

August 4, 2015

In connection with the offer of settlement by Taberna Capital Management, LLC (“Taberna”) to the United States Securities and Exchange Commission (“Commission”) relating to the Commission’s investigation of Taberna,

I.	RAIT Financial Trust (“RAIT”) commits:

A.	To not, directly or through any company that is an affiliated person (as such term is defined in Section 2(a)(3)(C) of the Investment Company Act of 1940) (“affiliate”) of RAIT, seek or acquire any client relationship under which RAIT (or its affiliate) would act as an investment adviser, as defined in section 202(a)(11) of the Investment Advisers Act of 1940, for a period of three (3) years following the date of the Taberna Order (hereinafter the “Order”).

B.	To ensure the payment by Taberna of disgorgement of $13,000,000, prejudgment interest of $2,000,000, and a civil penalty of $6,500,000 to the Securities and Exchange Commission.

C.	Within ten (10) days of the entry of the Order, to post prominently on RAIT’s principal website a summary of the Order and hyperlink to the entire Order. RAIT shall maintain the hyperlink on its website for a period of twelve (12) months from the entry of the Order. Within thirty (30) days of the entry of the Order, RAIT shall provide a copy of the Order to each of Taberna’s existing advisory clients, if any, as of the entry of the Order via mail, e-mail, or such other method as may be acceptable to the Staff, together with a cover letter in a form not unacceptable to the Commission Staff.

D.	Within thirty (30) days of the entry of the Order, to provide a copy of the Order to the current managers of the Taberna CDOs (to the extent known to RAIT), along with a cover letter requesting that the current managers provide notice to each Taberna CDO of the existence of the Order, and further requesting that the current managers post a hyperlink to the Order on any website maintained to communicate with investors in the Taberna CDOs.

E.

To cooperate fully with the Commission in any and all investigations, litigations or other proceedings relating to or arising from the matters described in the Order. In connection with such cooperation, RAIT shall: (i) produce, without service of a notice or subpoena, any and all non-privileged documents and other information requested by the Staff subject to any restrictions under the law of any foreign jurisdiction; (ii) use its best efforts to cause its officers, employees, and directors to be interviewed by the Staff at such time as the Staff reasonably may direct; (iii)

provide any certification or authentication of business records of the company as may be reasonably requested by the Staff; and (iv) use its best efforts to cause its officers, employees, and directors to appear and testify without service of a notice or subpoena in such investigations, depositions, hearings or trials as may be requested by the Staff.

F.	To certify, in writing every six (6) months from the date of the Order, and continuing for three years after the date of the Order, compliance with the commitment(s) set forth above. The certification shall identify the commitment(s) and provide written evidence of compliance in the form of a narrative. The Commission staff may make reasonable requests for further evidence of compliance, and RAIT agrees to provide such evidence. The certification and supporting material shall be submitted to Reid A. Muoio, Assistant Director in the Division of Enforcement (“Division”) (100 F St., NE, Washington, DC 20549) with a copy to the Office of Chief Counsel of the Enforcement Division (100 F St., NE, Washington, D 20549).

II.	Taberna and RAIT hereby agree and acknowledge that the terms of the letter agreement dated November 4, 2014 (“Letter Agreement”), will remain in full force and effect following the entry of any settlement between Taberna and the Commission. The terms of the Letter Agreement shall remain operative until such time as the staff of the Enforcement Division (“Staff”) provides notice to Taberna and RAIT (directly or through counsel) that the Staff does not anticipate the institution of any additional enforcement actions arising out this matter. For the avoidance of doubt, Taberna and RAIT hereby further acknowledge that paragraph II serves only to memorialize the understanding of the parties at the time of the execution of the Letter Agreement.

RAIT FINANCIAL TRUST

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer and Treasurer

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